                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

   Filed by the registrant  [X]
   Filed by a party other than the registrant   [_]

   Check the appropriate box:

   [_]  Preliminary proxy statement.
   [_] Confidential, for use of the Commission only as permitted by Rule 14a-6(e)(2).
   [X]  Definitive proxy statement.
   [_]  Soliciting material pursuant to Rule 14a-11(c) of Rule 14a-12.

                       SHELLS SEAFOOD RESTAURANTS, INC.
               (Name of Registrant as Specified in Its Charter)

                                      N/A

    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

   Payment of filing fee (check the appropriate box):

   [X]  No fee required.

   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of table below per Exchange Act Rules 14a-6(i)(1)

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

   [_]  Fee paid previously with preliminary materials.

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed

                       SHELLS SEAFOOD RESTAURANTS, INC.

                          16313 N. Dale Mabry Highway

                                   Suite 100

                             Tampa, Florida 33618

                                April 22, 2002

Dear Stockholder,

   You are cordially invited to attend our Annual Meeting of Stockholders to be held at 2:00 p.m., on Tuesday, May 21, 2002, at the offices of our legal counsel, Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York.

   At the Annual Meeting of Stockholders, you are being asked to vote on (i) the election of seven directors to our Board of Directors and (ii) a proposal to adopt the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan. I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

   We look forward to greeting personally those stockholders who are able to attend the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. In this way, you can be sure your shares will be voted at the meeting. No postage is required if the envelope is mailed in the United States. If you later decide to attend the meeting, you can, if you wish, revoke the proxy and vote in person.

   Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ David W. Head
                                          David W. Head
                                          President and Chief Executive Officer

                       SHELLS SEAFOOD RESTAURANTS, INC.

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                                April 22, 2002

   Notice is hereby given that we will hold the 2002 Annual Meeting of Stockholders of Shells Seafood Restaurants, Inc. on Tuesday, May 21, 2002, at 2:00 p.m., at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York for the following purposes:

      (1) To elect seven directors to serve for the ensuing year.

      (2) To consider and vote upon a proposal to approve the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan.

      (3) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

   Stockholders of record at the close of business on April 17, 2001 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                          Sincerely,

                                          /s/ Warren R. Nelson
                                          Warren R. Nelson
                                          Secretary

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
   ABOUT THE MEETING....................................................   1
   INFORMATION ABOUT OWNERSHIP OF OUR COMMON STOCK......................   3
   PROPOSAL NO. 1--ELECTION OF DIRECTORS................................   5
   EXECUTIVE COMPENSATION...............................................  10
   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................  12
   STOCK OPTION AND COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS
   REGARDING EXECUTIVE COMPENSATION.....................................  13
   OUR STOCK PRICE PERFORMANCE..........................................  15
   AUDIT COMMITTEE REPORT...............................................  16
   PROPOSAL NO. 2--ADOPTION OF THE SHELLS SEAFOOD RESTAURANTS, INC. 2002
   EQUITY INCENTIVE PLAN................................................  17
   RELATIONSHIP WITH INDEPENDENT AUDITORS...............................  22
   OTHER MATTERS........................................................  23
   APPENDIX A--SHELLS SEAFOOD RESTAURANTS, INC. 2002 EQUITY INCENTIVE
   PLAN................................................................. A-1

                       SHELLS SEAFOOD RESTAURANTS, INC.

                          16313 N. Dale Mabry Highway
                                   Suite 100
                             Tampa, Florida 33618

                               -----------------

                                PROXY STATEMENT

                               -----------------

                               ABOUT THE MEETING

   This proxy statement contains information relating to our 2002 Annual Meeting of Stockholders to be held on Tuesday, May 21, 2002, at 2:00 p.m. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York, and at any postponements or adjournments of the meeting.

What is the purpose of the Annual Meeting?

   At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of the election of seven directors to serve on our Board and the adoption of the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan. In addition, management will report on the performance of the Company during fiscal 2001 and respond to appropriate questions from stockholders. We are not currently aware of any other matters which will come before the meeting.

   Proxies for use at the meeting are being solicited by the Board of Directors of Shells, chiefly by mail. We began mailing this proxy statement, along with the proxy card, on or about April 22, 2002. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares and the presence of a quorum at the meeting, officers, agents and Shells employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. The Company will bear all expenses incurred in connection with this solicitation. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option of doing so if it should appear that a quorum otherwise might not be obtained.

Who is entitled to vote at the meeting?

   Only stockholders of record at the close of business on April 17, 2002, the record date for the meeting, are entitled to receive notice of, and to participate in the Annual Meeting, or any postponements and adjournments of the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting. Your proxy card shows the number of shares you held on that date.

What are the voting rights of the holders of Common Stock?

   Each outstanding share of our Common Stock will be entitled to one vote on each matter to be acted upon at the meeting. On April 17, 2002, there were 4,454,015 shares of Common Stock outstanding.

What constitutes a quorum?

   The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of April 17, 2002 will constitute a quorum, thereby permitting the meeting to conduct its business. As stated earlier, there were 4,454,015 shares of Common Stock, representing the same number of votes, outstanding on April 17, 2002. Accordingly, the presence of holders representing at least 2,227,008 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted in determining whether a quorum is present. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange.

How do I vote?

   If you complete and properly sign the enclosed proxy card and return it in the return envelope we have provided, it will be voted according to your instructions. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card or vote in person. "Street name" stockholders who wish to vote in person at the meeting will need to obtain a proxy from the institution that holds their shares.

   Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote for the election of the nominated slate of directors to serve for the ensuing year and in favor of the adoption of the Equity Incentive Plan. These votes are in accordance with the recommendations of our Board. With respect to any other matter that properly comes before the meeting, the proxy holders will vote according to their best judgment.

Can I change my vote after I return my proxy card?

   Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised, by filing with the Secretary of Shells either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and request to vote in person, although attendance at the meeting alone will not itself revoke a previously granted proxy.

                INFORMATION ABOUT OWNERSHIP OF OUR COMMON STOCK

   The following table sets forth certain information as of April 2, 2002 regarding the beneficial ownership of our Common Stock by (i) each person known by us to own beneficially more than 5% of the outstanding Common Stock; (ii) each current director (all of whom are standing for re-election); (iii) each executive officer named in the Summary Compensation Table appearing on page 10 of this proxy statement; and (iv) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed, and has an address c/o Shells Seafood Restaurants, Inc., 16313 N. Dale Mabry Highway, Suite 100, Tampa, FL 33618. For purposes of this table, beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the "SEC"), which generally attributes beneficial ownership of securities to persons who, directly or indirectly, possess sole or shared voting power and/or investment power with respect to those securities. Common Stock options and warrants which are presently exercisable or which become exercisable within 60 days of April 2, 2002 are considered beneficially owned shares of Common Stock.

                                                                Beneficial Percent
                                                                Ownership    of
Name and Address of Beneficial Owner                              Amount    Class
------------------------------------                            ---------- -------
Philip R. Chapman..............................................    47,333    1.1%
  c/o Adler & Co.
  645 Madison Ave., 14th Flr
  New York, NY 10022(1)
J. Stephen Gardner.............................................         0      *
  c/o Bush Ross Gardner Warren & Rudy, P.A.
  220 South Franklin Street
  Tampa, FL 33602(2)
John N. Giordano...............................................         0      *
  c/o Bush Ross Gardner Warren & Rudy, P.A.
  220 South Franklin Street
  Tampa, FL 33602(3)
Michael R. Golding.............................................         0      *
  Grand Central Station
  P.O. Box 4561
  New York, NY 10362(4)
David W. Head(5)...............................................   105,000    2.3%
Christopher D. Illick..........................................    15,333      *
  154 Mercer Street
  Princeton, NJ 08540(6)
Thomas R. Newkirk..............................................         0      *
  4943 Bay Way Drive
  Tampa, FL 33629(7)
Warren R. Nelson(8)............................................    99,275    2.2%
Frederick R. Adler............................................. 1,204,426   27.0%
  1520 South Ocean Blvd.
  Palm Beach, FL 33480(9)
William E. Hattaway............................................   418,590    9.4%
  235 Binnacle Pt.
  Vero Beach, FL 32963(10)
All directors and executive officers as a group (9 persons)(11)   326,274    7.0%

--------
 * less than 1%
(1) Includes 17,333 shares of Common Stock, which may be acquired through the exercise of options. Does not include options to purchase 18,677 shares of Common Stock or Mr. Chapman's allocable percentage beneficial ownership of warrants to purchase 4,454,015 shares of Common Stock, none of which are exercisable within 60 days of April 2, 2002.
(2) Does not include options to purchase 10,000 shares of Common Stock or Mr. Gardner's allocable percentage beneficial ownership of warrants to purchase 4,454,015 shares of Common Stock, none of which are exercisable within 60 days of April 2, 2002.
(3) Does not include options to purchase 10,000 shares of Common Stock or Mr. Giordano's allocable percentage beneficial ownership of warrants to purchase 4,454,015 shares of Common Stock, none of which are exercisable within 60 days of April 2, 2002.
(4) Does not include options to purchase 10,000 shares of Common Stock, which are not exercisable within 60 days of April 2, 2002.
(5) Consists of 105,000 shares of Common Stock, which may be acquired through the exercise of options. Does not include options to purchase 975,000 shares of Common Stock, which are not exercisable within 60 days of April 2, 2002.
(6) Consists of 15,333 shares of Common Stock, which may be acquired through the exercise of options. Does not include options to purchase 18,677 shares of Common Stock, which are not exercisable within 60 days of April 2, 2002.
(7) Does not include options to purchase 10,000 shares of Common Stock or Mr. Newkirk's allocable percentage beneficial ownership of warrants to purchase 4,454,015 shares of Common Stock, none of which are exercisable within 60 days of April 2, 2002.
(8) Includes 62,325 shares of Common Stock, which may be acquired through the exercise of options. Does not include options to purchase 174,651 shares of Common Stock, which are not exercisable within 60 days of April 2, 2002.
(9) Includes 10,100 shares of Common Stock held by 1520 Partners LP. Mr. Adler is the General Partner of 1520 Partners LP.
(10) Includes 1,667 shares of Common Stock, which may be acquired through the exercise of options. Does not include options to purchase 17,333 shares of Common Stock, which are not exercisable within 60 days of April 2, 2002.
(11) Includes an aggregate of 233,324 shares of Common Stock, which may be acquired through the exercise of options. Does not include options or warrants to purchase an aggregate of 10,281,682 shares of Common Stock, which are not exercisable within 60 days of April 2, 2002.

The Financing Transaction

   In January 2002, we raised $2,000,000 in a private financing transaction, consisting of secured promissory notes and warrants to purchase Common Stock. The two investors in the financing transaction were Shells Investment Partners, L.L.C. ("SIP") and Banyon Investment, LLC ("Banyon"). SIP is an entity comprised of members previously unaffiliated with us. Banyon is an entity associated with Philip R. Chapman, Chairman of our Board of Directors, and certain family members of Frederick R. Adler, a greater than 10% stockholder. The proceeds of the financing transaction are being used to meet working capital requirements.

   In the financing, we issued to each of SIP and Banyon (i) a $1 million secured promissory note due January 31, 2005 which bears interest at 15% per annum, of which 8% is payable monthly in arrears and 7% is deferred and payable when the principal is payable in full and (ii) a warrant to purchase 4,454,015 shares of Common Stock at an exercise price of $0.16 per share. The warrants are exercisable from January 31, 2003 to January 31, 2005. If Banyon and SIP were to exercise the warrants in full, collectively, they would own 66 2/3% of the issued and outstanding shares of Common Stock on a fully diluted basis (exclusive of other shares or stock options which may be held by either of them or their members).

   The Banyon investment consists of the personal funds of its members. The SIP investment consists of funds obtained through a $700,000 revolving line of credit, which matures on January 29, 2005 through Suntrust Bank, N.A. and the personal funds of its members. This revolving line of credit bears a 6.95% fixed interest rate with interest paid on a quarterly basis. Principal payments of $100,000 are required on each of January 29, 2003 and January 29, 2004.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

How is the Board Structured?

   There are seven directors to be elected at the annual meeting. Each of the seven nominees currently serves as a director of our Company. Directors are elected for a term of one year which expires at the next annual meeting of stockholders or at such other time as his or her successor is duly elected and qualified. Unless you specify otherwise, your proxy will be voted in favor of the seven persons named below. We have no reason to believe that any of the listed nominees will be unable to serve or that any vacancy will occur on the Board of Directors. However, in the event any of these nominees is unable to serve as a director, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. All of the listed nominees have consented to be named and have indicated their intent to serve if elected.

   In January 2002, in connection with the $2 million financing transaction, we entered into an Investor Rights Agreement with SIP, Banyon and certain of our existing stockholders. The Investor Rights Agreement fixes the composition of the Board at seven members and provides each of Banyon and SIP with the right to nominate three individuals to serve on the Board. This right will terminate with respect to each of Banyon and SIP on the earlier of (i) the date that such entity ceases to beneficially own at least 13% of our issued and outstanding stock, on a fully diluted basis, or (ii) the date that such entity's $1 million promissory note has been paid in full.

   Banyon appointed Philip R. Chapman, Richard A. Mandell and Christopher D. Illick, all of whom previously were directors of the Company. Upon the resignation of Mr. Mandell in March 2002, Banyon nominated Michael R. Golding to fill the vacancy. SIP appointed Thomas R. Newkirk, J. Stephen Gardner and John N. Giordano.

   In addition, pursuant to the terms of David W. Head's employment agreement, Mr. Head, our Company's President and Chief Executive Officer, has the right to be nominated for election to the Board. Mr. Head currently serves as a director.

   William E. Hattaway, our former president, and George W. Heaton have been designated as Board observers, with the right to attend and observe all meetings of the Board. Neither Mr. Hattaway nor Mr. Heaton may vote on any matters which come before the Board for consideration.

Who are the nominees for election to the Board?

   The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are summarized below:

                       Year First
                         Became
     Director      Age  Director     Principal Occupation During the Past Five Years
     --------      --- ----------    -----------------------------------------------
Philip R. Chapman. 40     1997    Mr. Chapman has served as Chairman of the Board of
                                  Directors since April 2001. Mr. Chapman has been a
                                  General Partner in Adler & Company, a corporation
                                  which provides administrative services for a number
                                  of venture funds, including funds in which Frederick
                                  R. Adler is a partner, since 1995, and President of
                                  Adler & Company since 1996. From 1991 until 1995,
                                  Mr. Chapman was a Principal in Adler & Company.
                                  From 1989 until 1991, Mr. Chapman was a Senior
                                  Consultant at Booz Allen & Hamilton International.
J. Stephen Gardner 57     2002    Mr. Gardner is a founder of Bush Ross Gardner
                                  Warren & Rudy, P.A., a commercial law firm in
                                  Tampa, Florida, of which he has been a shareholder,
                                  officer and director since 1981. In addition, he has
                                  been active in the Tampa Bay community, having
                                  been president and chairman of numerous non-profit
                                  organizations.
John N. Giordano.. 44     2002    Mr. Giordano has been a shareholder, officer and
                                  director of Bush Ross Gardner Warren & Rudy, P.A.,
                                  a commercial law firm in Tampa, Florida, since 1988.
Michael R. Golding 68     2002    Dr. Golding has been a professor of surgery at the
                                  State University of New York Health Science Center
                                  in Brooklyn, New York since 1963, where he is
                                  currently an Emeritus Clinical Professor of Surgery.
                                  From 1977 to 1989, Dr. Golding served as Director
                                  of Surgery at Lutheran Medical Center in Brooklyn,
                                  New York. From 1984 to 1989, Dr. Golding was
                                  President of the Tri-Boro Association of Directors of
                                  Surgery. Dr. Golding is a Fellow of the American
                                  College of Surgeons, a Fellow of the American
                                  College of Chest Physicians, and a Fellow of the
                                  American College of Angiology. Dr. Golding is a
                                  Member of the Board of Directors of the United
                                  Hospital Fund, as well as a Member of the Voting
                                  Board of Empire Health Choice d/b/a Empire Blue
                                  Cross & Blue Shield. Dr. Golding also serves on the
                                  boards of numerous professional entities and private
                                  companies.

                          Year First
                            Became
      Director        Age  Director     Principal Occupation During the Past Five Years
      --------        --- ----------    -----------------------------------------------
David W. Head........ 45     2001    Mr. Head has been our President and Chief Executive
                                     Officer since April 2001. Prior to joining Shells, Mr.
                                     Head was a member of Le Carnassier LLC from
                                     December 1998 until April 2001. Mr. Head also
                                     served as President and Chief Operating Officer of
                                     Red River Bar and Grill from August 1998 until
                                     April 1999. From November 1997 until July 1998,
                                     Mr. Head served as President, Chief Executive
                                     Officer and a director of Houlihan's Restaurant
                                     Group. Mr. Head served as Vice President Designate
                                     of Applebee's International from May 1997 until
                                     October 1997. Prior to May 1997, Mr. Head served as
                                     President of Operations and Managing Partner of
                                     Apple Partners LP.
Christopher D. Illick 63     1998    Mr. Illick has been the President of iQ Venture
                                     Partners, Inc., an investment bank, since 2001 and
                                     General Partner of Illick Brothers, a real estate and
                                     management concern, since 1965. From 1997 to
                                     2001, Mr. Illick was a senior officer of the
                                     investment bank of Brean Murray & Co., Inc. From
                                     1995 to 1997, Mr. Illick was a limited partner in the
                                     investment banking firm of Oakes, Fitzwilliams &
                                     Co.
Thomas R. Newkirk.... 58     2002    Mr. Newkirk has served as a consultant to Pender
                                     Newkirk & Company, CPA's since 1997. Prior to
                                     1997, Mr. Newkirk was the managing partner of that
                                     firm. From 1995 to 1999, Mr. Newkirk served as
                                     Executive Vice President and Chief Financial Officer
                                     of Questar Imaging, Inc., a developer and operator of
                                     medical imaging facilities. From 1976 to 1997, Mr.
                                     Newkirk served as the managing partner of Pender
                                     Newkirk & Company, an accounting and consulting
                                     firm that he co-founded. Mr. Newkirk is a certified
                                     public accountant and has served on the boards of
                                     numerous civic and social organizations in the Tampa
                                     Bay community.

   Mr. Chapman is a director of various private companies. Mr. Chapman is the son-in-law of Fredrick R. Adler.

   During the fiscal year ended December 30, 2001, we held nine meetings, acted by unanimous written consent once and acted by committee action three times. Each director currently standing for re-election attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which he served, that were held during the period in which he served.

Board Committees

   The Board of Directors has standing Executive, Audit, and Stock Option and Compensation Committees.

   The Executive Committee possesses all the powers and authority of the Board in the management of the business and affairs of our Company, except for certain powers which are specifically reserved by Delaware law to the entire Board or the stockholders. Messrs. Chapman and Newkirk are the current members of the Executive Committee.

   The Audit Committee's responsibilities, which include reviewing our internal accounting procedures and consulting with and reviewing the services provided by the independent auditors, are described in our Audit Committee Charter. The Audit Committee's Report appears on page 16 of this proxy statement. Messrs. Newkirk and Illick and Golding are the current members of the Audit Committee. The Audit Committee met three times in 2001.

   The Stock Option and Compensation Committee is charged with reviewing compensation policies and practices, recommending compensation for executives and key employees and administering our stock option plans. The Stock Option and Compensation Committee Report appears on page 14 of this proxy statement. Messrs. Chapman and Giordano are the current members of the Stock Option and Compensation Committee. The Stock Option and Compensation Committee did not meet during 2001 and all option grants awarded in 2001 were approved by our entire Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all
Section 16(a) forms they file.

   Based upon a review of the copies of the forms furnished to us, we believe that during fiscal 2001, all Section 16(a) filing requirements applicable to executive officers, directors and greater than 10% stockholders were filed on a timely basis, except the Form 5s reporting annual option grants to each of our directors and officers were filed two days late.

What is the vote required to approve Proposal No. 1?

   The seven nominees receiving the highest number of affirmative votes of the shares rightfully voted will be elected as directors. Only votes cast "for" a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by a nominee will not be reduced by any of these actions.

What does the Board recommend?

   THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE SEVEN NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF OUR COMPANY AND STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

How do we compensate our Directors?

   Historically, including during 2001, we had a policy of compensating directors, both generally and for their attendance at meetings of the Board of Directors. Under this policy, each director received an annual option grant for 4,000 shares of Common Stock and was entitled to receive $1,000 for each meeting that he attended in person and $500 for each telephonic meeting attended, in addition to reimbursement for all out-of-pocket expenses incurred in connection with attending the meeting. In February 2002, as part of our cash conservation program, we revised this policy to eliminate all cash compensation for attendance at Board meetings. Additionally, we eliminated the annual stock option awards. We will continue to compensate directors for expenses incurred in connection with attendance at meetings.

   In February 2002, to replace the prior compensation package, we approved, subject to stockholder approval of the Equity Incentive Plan (proposal number
2), a supplemental grant of an option to purchase 10,000 shares of Common Stock to each of Messrs. Chapman, Gardner, Giordano, Illick, Mandell and Newkirk and our two Board observers, Messrs. Hattaway and Heaton. Each of the options is exercisable at a price per share of $0.42, the fair market value of the Common Stock on the date of grant. In April 2002, Dr. Michael R. Golding, was appointed to the Board of Directors to fill the vacancy created by Mr. Mandell's resignation. Upon Dr. Golding's appointment, he was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $0.51 per share, the fair market value of the Common Stock on the date of the grant. All these stock options vest over a two-year period.

   Prior to our revised policy, non-employee directors received annual stock options to purchase 4,000 shares of Common Stock, pursuant to the Shells Seafood Restaurants, Inc. Stock Option Plan for Non-employee Directors (the "Director Plan"). Options under the Director Plan vest equally on each of the first and second anniversaries of their grant date. To date, Mr. Chapman has received options to acquire 17,000 shares of Common Stock and Mr. Illick has received options to acquire 15,000 shares of Common Stock. Prior to his resignation from the Board in April 2001, Frederick R. Adler had received options to purchase 13,000 shares of Common Stock, all of which expired in October 2001. Prior to their resignation from the Board, Jay S. Nickse, Richard
A. Mandell and William E. Hattaway received options to purchase 17,000, 15,000 and 4,000 shares of Common Stock, respectively, for serving as directors. Mr. Nickse's options expire in May 2002. Mr. Mandell's options expire in September 2002. Mr. Mandell received options to acquire an additional 20,000 shares of Common Stock in February 2000, pursuant to a consulting agreement, which expire in June 2002. In addition, we approved supplemental grants of options in February 2000 and April 2001 to purchase 4,000 shares and 5,000 shares, respectively, of Common Stock to each of the non-employee directors exercisable at a price per share of $2.00 and $0.45, respectively, the fair market value of the Common Stock on the date of each grant.

                            EXECUTIVE COMPENSATION

   The following table shows all the cash compensation, as well as other compensation, we paid during the fiscal years indicated to (i) our Chief Executive Officer and (ii) each other executive officer whose total annual salary and bonus exceeded $100,000 for our fiscal year ended December 30, 2001.

                          SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                          Annual Compensation  Compensation
                                                   Fiscal ------------------- --------------
           Name and Principal Position              Year    Salary      Bonus Awards Options
           ---------------------------             ------  --------     ----- ------ -------
David W. Head,....................................  2001  $170,170       --     --   360,000
   Chief Executive Officer and President(1)

Warren R. Nelson,.................................  2001  $136,917       --     --    20,000
 Executive Vice President of Finance,               2000  $134,027       --     --    10,000
  Chief Financial Officer, Secretary and Treasurer  1999  $128,166       --     --     5,000

--------
(1) Mr. Head joined Shells in April 2001. Compensation for 2001 reflects payments made pursuant to his employment agreement for the portion of 2001 during which he was employed by us. The amount of compensation reflected does not include $6,750 paid as an automobile allowance and $4,399 for life insurance policy premiums for Mr. Head in fiscal 2001.

   The following table sets forth information with respect to option grants made during the fiscal year ended December 30, 2001 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                Potential Realizable
                                                                  Value at Assumed
                                                                  Annual Rates of
                 Number of     % of Total                           Stock Price
                 Securities     Options     Exercise              Appreciation for
                 Underlying    Granted to   or Base                Option Term(1)
                  Options     Employees in   Price   Expiration --------------------
      Name       Granted(#)  Fiscal Year(2)  ($/sh)     Date      5% ($)    10% ($)
      ----       ----------  -------------- -------- ----------  --------  --------
David W. Head...  360,000(3)       60%       $0.50    4/02/11   $113,000   $290,000
Warren R. Nelson   20,000(4)        3%       $0.45    4/18/11   $  6,000   $ 14,000

--------
(1) The 5% and 10% assumed rates of appreciation are specified by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.
(2) Based upon options to purchase an aggregate of 598,500 shares of Common Stock granted to all employees during fiscal 2001.
(3) These options were granted pursuant to the terms of Mr. Head's employment agreement and vest at a rate of 7,500 shares per month, subject to accelerated vesting under certain circumstances.
(4) These options vest ratably in 1/3 installments on the first, second and third anniversary dates of the date of the grant.

   The following table sets forth information with respect to (i) options exercised during fiscal 2001 by the persons named in the Summary Compensation Table and (ii) unexercised options held by these individuals at December 30, 2001 (our fiscal year end).

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR END OPTION VALUES

                                         Number of Securities
                                        Underlying Unexercised     Value of Unexercised,
                                              Option Held           In-the-Money Option
                    Shares                at Fiscal Year End       at Fiscal Year End(1)
                 Acquired on   Value   ------------------------- -------------------------
      Name       Exercise (#) Realized Exercisable Unexercisable Exercisable Unexercisable
      ----       ------------ -------- ----------- ------------- ----------- -------------
David W. Head...      0          --      60,000       300,000        --           --
Warren R. Nelson      0          --      50,658        28,333        --           --

--------
(1) Based on the closing market price of the Common Stock of $0.32 on Friday, December 28, 2001, the last trading date of fiscal 2001.

Employment Agreements

   On April 2, 2001, we entered into a three-year employment agreement with David W. Head, pursuant to which he serves as our President and Chief Executive Officer. The employment agreement provides for an annual base salary of $242,000 during fiscal 2001, a supplemental discretionary bonus for a minimum of $24,200 payable on the first anniversary of his employment, as determined by the Stock Option and Compensation Committee of the Board, and an option to purchase 360,000 shares of Common Stock. The option vests at a rate of 7,500 shares per month. If there is a change in control of our Company (as defined in the employment agreement) during the first two years of the term of the employment agreement, 50% of the unvested portion of the option will vest upon the change in control. If a change in control occurs during the term of the employment agreement but after the end of the second year, the entire unvested portion of the option will vest upon the change in control. If at any time during the term of his employment agreement, Mr. Head's employment is terminated by us for any reason other than justifiable cause (as defined in the employment agreement) or death, subject to certain conditions, Mr. Head will be entitled to receive as severance pay his then effective base salary for one year, or if earlier, until Mr. Head's acceptance of other employment. If, within one year of a change in control of our Company, Mr. Head is terminated without justifiable cause, his responsibilities are significantly altered or diminished or our principal location is relocated outside the State of Florida, any unvested portion of his 360,000 share stock option will vest. Throughout the term of the agreement, we have agreed to use our best efforts to nominate Mr. Head to serve as a member of our Board. At the expiration of its initial term, Mr. Head's employment agreement automatically renews for one-year terms unless either we or he gives notice to the other of an intention not to renew.

   In the event we terminate Mr. Nelson's employment without cause, Mr. Nelson will be entitled to receive severance payments for a period of 12 months following the termination in an amount equal to his then current salary as of such date.

Stock Option Plans

   Currently, the Company has two stock option plans for employees, consisting of the 1996 Employee Stock Option Plan and the 1995 Employee Stock Option Plan. The stock option plans authorize us to issue incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code, and stock options that do not conform to the requirements of that Code section ("Non-ISOs"). The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns (within the meaning of Section 422 of the Code) 10% or more of our outstanding stock, the exercise price cannot be less than 110% of such fair market value. The exercise price of each Non-ISO may not be less than the par value of the Common Stock. Options may not be exercised on or after the tenth anniversary (fifth anniversary in the case of an ISO granted to a 10% stockholder) of their grant. Options may not be transferred during the lifetime of an optionholder.

   The plans are administered by the Stock Option and Compensation Committee of the Board of Directors. Subject to the provisions of the stock option plans, the Committee has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Payment by optionholders upon exercise of an option may be made (as determined by the Committee) in cash, by promissory note or other such form of payment acceptable to the Committee, including shares of Common Stock. The options may be exercised for 10 years following the date the options were granted.

   See "Proposal No. 2" for a description of the proposed Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan.

                Certain Relationships and Related Transactions

   The information set forth below briefly describes certain transactions between our Company and certain parties who or which may be deemed to be affiliated with us.

   On March 1, 1994, our wholly-owned subsidiary, Shells of Melbourne, Inc., entered into a joint venture agreement with WLH Investments, Inc., a corporation wholly-owned by Wanda L. Hattaway, wife of William E. Hattaway, our former president. The joint venture owns and operates the Shells restaurant located in Melbourne, Florida. The Joint Venture Agreement provides that WLH Investments receives a cumulative annual preferred return of 15% on the $400,000 of capital contributed to the joint venture by WLH Investments. Shells of Melbourne will then be allocated an equal amount to this preferred return. The remaining net income of the joint venture will be allocated 51% to Shells of Melbourne and 49% to WLH Investments. Based upon these allocations, we paid $60,000 to WLH Investments for its fiscal 2001 preferred return, and $270,000 in net income allocations to WLH Investments during 2001. An additional $28,000 in net income allocations was owed as of December 30, 2001.

   In January 2002, we raised $2,000,000 in the financing transaction described more fully on page 4 of this proxy statement. Both of the investment entities which participated in the financing transaction, SIP and Banyon, have members who are nominated for election to the Board of Directors. J. Stephen Gardner, John N. Giordano and Thomas R. Newkirk are members of SIP. Philip R. Chapman, our Chairman of the Board, and Catherine R. Adler, the spouse of Frederick R. Adler, one of our principal stockholders, are co-managing members of Banyon. Certain other family members of Federick R. Adler also are members of Banyon. The financing transaction was approved by a special committee of the Board, comprised of the then disinterested members of the Board. Although we believe that the transaction was on terms no less favorable than would have been available from unaffiliated third parties in arm's length transactions, there can be no assurance that this is the case.

   STOCK OPTION AND COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS REGARDING
                            EXECUTIVE COMPENSATION

   The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

What is our Executive Compensation Philosophy?

   Shells manages and operates full service, mid-priced, casual dining seafood restaurants. One of our central goals is to ensure that the Company's remuneration policy enables it to attract, retain and reward capable employees who can contribute, both short- and longer-term, to the success of the Company. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy.

   The Company's executive compensation program consists of three parts: base salary, bonus and stock options. In awarding salary increases and bonuses, we did not relate the various elements of corporate performance to each element of executive compensation. Rather, we considered whether the compensation package as a whole adequately compensated each executive for Shells' performance during 2001 and that executive's contribution to this performance.

Base Salaries of Executive Officers

   Base salary represents the fixed component of the executive compensation program. The Company's practice generally is to maintain base salaries at approximately competitive industry averages. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar restaurant companies, and on internal relationships. Periodic increases in base salary relate to individual contributions to the Company's overall performance, relative marketplace competitiveness levels and length of service to Shells.

Bonus

   Bonuses represent the variable component of the executive compensation program that is tied to the Company's performance and individual achievement. To the extent deemed appropriate, our policy is to grant bonuses as a portion of the compensation paid to Shells management personnel. In determining bonuses, we consider factors such as relative performance of the Company during the year and the individual's contribution to that performance.

Stock Options

   We believe that one important goal of the executive compensation program should be to provide executives and key employees--who have significant responsibility for the management, growth and future success of the Company--with an opportunity to increase their ownership in Shells and the potential for financial gain from increases in the Company's stock price. This approach ensures that the interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options, which give them a right to purchase shares of Common Stock at a specified price in the future. The grant of options is based primarily on an employee's potential contribution to Shells growth and financial results. In determining the size of option grants, we also consider the number of options owned by such officer, the number and exercise price of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over three years and the individual must be employed by Shells for the options to vest.

How is Shells' President Compensated?

   On April 2, 2001, Shells entered into a three-year employment agreement with David W. Head, pursuant to which he serves as President and Chief Executive Officer. The employment agreement provides for an annual base compensation of $242,000 during fiscal 2001 and supplemental discretionary bonuses, as determined by the Stock Option and Compensation Committee. Mr. Head was also granted an option to purchase 360,000 shares of Common Stock, vesting generally at a rate of 7,500 shares per month. In determining Mr. Head's compensation, the Board considered the pay practices of other companies in the restaurant industry as well as his potential contribution to the Company's future performance. A more complete description of Mr. Head's employment agreement is set out earlier in the proxy statement under the heading "Executive Compensation - Employment Agreements" on page 11.

                                          Stock Option and Compensation
                                            Committee
                                          Philip R. Chapman
                                          John N. Giordano

Compensation Committee Interlocks and Insider Participation

   Until his resignation from the Board in March 2002, Richard A. Mandell served on the Stock Option and Compensation Committee. We had a consulting agreement with Mr. Mandell pursuant to which he provided services as an executive consultant to management on request, for which he was paid $30,000 per year and received options to purchase 20,000 shares of Common Stock. The consulting agreement was terminated in the second quarter of 2001.

   In fiscal 2001, David W. Head participated in deliberations of the Stock Option and Compensation Committee concerning executive officer compensation. However, Mr. Head did not participate, on behalf of Shells, in deliberations concerning his own compensation.

                          OUR STOCK PRICE PERFORMANCE

   The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

   The following graph compares cumulative total return of our Common Stock with the cumulative total return of (i) the Russell 2000 Index and (ii) the Nations Restaurant News Stock Index (the "Peer Index"). The graph assumes (a) $100 was invested on January 1, 1997 in each of our Common Stock, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Index, and
(b) the reinvestment of dividends, if any.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
             SHELLS SEAFOOD RESTAURANTS, INC., RUSSELL 2000 INDEX,
                    AND NATIONS RESTAURANT NEWS STOCK INDEX

                                    [CHART]

               Shells Seafood                           Nations Restaurant
             Restaurants, Inc.       Russell 2000        News Stock Index
             -----------------       ------------       ------------------
1/1/97             100                    100                   100
12/28/97           107                    117                   104
1/3/99              47                    117                   137
1/2/00              25                    141                   130
12/31/00             8                    135                   127
12/30/01             4                    137                   128

Audit Committee Report

   This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed filed under such Acts.

   Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. On behalf of the Board, the Audit Committee reviews and monitors the financial reporting process, the systems of internal control, the audit process, the independence and performance of the independent accountants and the process for monitoring compliance with laws and regulations, among other things. Mr. Illick and Dr. Golding satisfy the definition of independent directors as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards. Mr. Newkirk may not be an independent director pursuant to that definition. On May 17, 2000, the Company adopted a written charter for the Audit Committee.

   The Audit Committee reviewed the Company's financial statements with management and the Board of Directors and discussed with Kirkland Russ Murphy & Tapp P.A. ("Kirkland Russ"), the Company's independent auditors for the fiscal year ended December 30, 2001, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Kirkland Russ the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. The Audit Committee has reviewed the audit fees of Kirkland Russ and any non-audit services and fees, to assure compliance with Shells' and the Committee's policies restricting the independent accountants from performing services that might impair their independence.

   After reviewing and discussing the financial statements, and in reliance on the matters reviewed and discussed above, and without other independent verification, the Audit Committee recommended that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2001.

                                          Audit Committee
                                          Thomas R. Newkirk, Chairman
                                          Christopher D. Illick
                                          Michael R. Golding

       PROPOSAL NO. 2--ADOPTION OF THE SHELLS SEAFOOD RESTAURANTS, INC.
                          2002 EQUITY INCENTIVE PLAN

   Our Board of Directors has adopted, subject to stockholder approval, the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan. We believe that approval of the Equity Incentive Plan will serve the best interests of our Company and stockholders by providing us with a flexible vehicle through which equity-based compensation incentives may be offered to eligible personnel of Shells or any one or more of our subsidiaries, affiliates or associated entities with a view toward promoting the long-term financial success of our Company and enhancing stockholder value.

   The principal features of the Equity Incentive Plan are summarized below. This summary is qualified in its entirety by the provisions of the Equity Incentive Plan, a copy of which is attached to the end of this proxy statement as Appendix A.

What types of awards can be made under the Equity Incentive Plan?

   The Equity Incentive Plan provides for grants of options to purchase shares of Common Stock, including options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code and options which do not qualify as incentive stock options (referred to as "non-qualified stock options"), restricted shares of Common Stock, restricted stock units, the value of which is tied to shares of Common Stock, and other equity-based awards related to Common Stock, including unrestricted shares of Common Stock, stock appreciation rights and dividend equivalents.

How many shares are available for issuance under the Equity Incentive Plan?

   A maximum of 1,850,000 shares of Common Stock have been reserved for issuance under the Equity Incentive Plan, subject to adjustment upon certain changes in our capitalization as described below. New awards may be granted under the Equity Incentive Plan with respect to shares of Common Stock covered by any award that terminates or expires by its terms (by cancellation or otherwise) or with respect to shares of Common Stock that are withheld or surrendered to satisfy a recipient's income tax or other withholding obligations or tendered to pay the purchase price of any award. As discussed later on page 19 under the subheading "New Plan Benefits," 1,261,984 shares of the 1,850,000 option shares available for issuance under the Plan will have been issued, if our shareholders vote to approve the Equity Incentive Plan.

How will the Equity Incentive Plan be administered?

   The Equity Incentive Plan will be administered by the Stock Option and Compensation Committee of the Board of Directors. The Committee will have full discretion and authority to make awards under the Equity Incentive Plan, to apply and interpret the provisions of the Equity Incentive Plan and to take such other actions as may be necessary or desirable in order to carry out the provisions of the Equity Incentive Plan. The determinations of the Committee on all matters relating to the Equity Incentive Plan and the options, restricted stock, restricted stock units and other equity-based awards granted under the Plan will be final, binding and conclusive. From time to time, the Committee may delegate to one or more of executive officers the authority to grant options to employees and consultants who are either officers or directors on terms specified by us.

Who will be eligible to participate in the Equity Incentive Plan?

   Awards under the Equity Incentive Plan may be granted to any officer, director, employee (including a prospective employee), consultant and other individual who may perform services for, or contribute value to, Shells or any one or more of our subsidiaries, affiliates or associated entities, as selected by the Committee. At April 15, 2002 there were approximately 150 employees, directors and consultants eligible to participate in the Plan. Subject to adjustment upon certain changes in our capitalization as described below, the maximum number of shares of Common Stock with respect to which options or other awards may be granted under the Equity Incentive Plan to any employee during any calendar year is 800,000.

Stock Options

   The Committee may grant incentive stock options and non-qualified stock options in amounts and subject to terms and conditions as it may determine. The exercise price of non-qualified stock options cannot be less than the par value of Common Stock on the date of grant, and of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Unless the Committee determines otherwise, an option will become vested and exercisable with respect to one-third of its shares on each of the first three anniversaries of the date of grant, as long as the optionee remains in continuous employment or other service with Shells through those dates. Payment for shares acquired upon the exercise of an option may be made in cash and/or such other form of payment as may be permitted from time to time, which may include previously owned shares of Common Stock or pursuant to a broker's cashless exercise procedure. The Plan also allows us to make loans to optionees to enable them to pay the exercise price of outstanding options.

   Unless sooner terminated or exercised, options generally will expire 10 years from the date of grant. Except as otherwise permitted by the Stock Option Committee, no option may be exercised more than 90 days after termination of the optionee's employment or other service or, if the optionee's service is terminated by reason of disability or death, one year after termination. If, however, an optionee's employment is terminated for "cause" (as defined in the Plan), options held by the optionee will immediately terminate.

Restricted Stock and Restricted Stock Units

   The Committee may grant restricted shares of Common Stock in amounts, and subject to terms and conditions (such as time vesting and/or performance-based vesting criteria) as it may determine. Generally, prior to vesting, the recipient will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the award agreement. The Committee may grant restricted stock units, the value of which is tied to shares of Common Stock, in amounts, and subject to terms and conditions, as the Committee may determine.

Other Equity-Based Awards

   The Committee may grant other types of equity-based awards related to Common Stock under the Equity Incentive Plan, including the grant of unrestricted shares of Common Stock, stock appreciation rights, and dividend equivalents, in amounts and subject to terms and conditions as the Committee may determine. These awards may involve the transfer of actual shares of Common Stock or the payment in cash or otherwise of amounts based on the value of shares of Common Stock.

Adjustments upon Changes in Capitalization

   Upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, or any other similar corporate action, such as the declaration of a special dividend, that affects our capitalization, an equitable substitution or adjustment may be made in the aggregate number and/or kind of shares reserved for issuance under the Equity Incentive Plan; the aggregate number and/or kind of shares that may be granted to any employee during any calendar year under the Equity Incentive Plan; the kind, number and/or exercise price of shares or other property subject to outstanding options granted under the Equity Incentive Plan; and the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock, restricted stock units, stock appreciation rights, dividend equivalents and other equity-based awards granted under the Equity Incentive Plan; all, as may be determined by the Committee, in its sole discretion. The Committee may provide, in its sole discretion, for the cancellation of any outstanding awards in exchange for payment in cash or other property of the fair market value of the shares of Common Stock covered by the awards (whether or not otherwise vested or exercisable), reduced, in the case of options, by the exercise price of the option, or for no consideration, in the case of awards which are not otherwise then vested or exercisable.

Accelerated Vesting on a Change in Control of Our Company

   Except as otherwise determined by the Committee or as indicated in a stock option agreement, if an optionee is not offered a comparable position with us or one or more of our subsidiaries or affiliates following a "change in control" of the Company (as defined in the Equity Incentive Plan), then his or her options will immediately become fully vested and exercisable. If, however, the optionee is offered a comparable position following the change in control, then his or her options will become vested and exercisable as to one-half of the shares of Common Stock for which such options are not then vested and exercisable and, if the optionee accepts such comparable position and remains in continuous employment or other service through the first anniversary of the change in control (or through such earlier date as is requested), his or her options will then become fully vested and exercisable at the end of that period.

Nonassignability

   Except as may be provided in an award agreement or approved by the Committee with respect to non-qualified stock options, no award granted under the Equity Incentive Plan will be assignable or transferable other than by will or by the laws of descent and distribution and all awards will be exercisable during the life of a recipient only by the recipient (or in the event of incapacity, his or her guardian or legal representative).

Amendment and Termination.

   We may amend or terminate the Equity Incentive Plan at any time subject, in the case of certain material amendments, such as an increase in the number of shares available under the Plan or a change in the class of employees eligible to participate in the Plan, to stockholder approval to the extent that approval is necessary or desirable to comply with applicable laws or listing requirements.

New Plan Benefits

   In February 2002, we awarded, subject to stockholder approval of the Equity Incentive Plan, a supplemental grant of options to purchase 10,000 shares of Common Stock to each of our then six non-employee directors--Messrs. Chapman, Gardner, Giordano, Illick, Mandell and Newkirk--as well as our two Board observers, Messrs. Hattaway and Heaton. In addition, at that same time, we awarded options to purchase an aggregate of 1,181,984 shares of Common Stock to our management and employees, again subject to stockholder approval of the Equity Incentive Plan. Of these options, an option grant of 720,000 shares of Common Stock was awarded to our President and CEO, David W. Head. The options were awarded to employees in a manner generally consistent with their existing option position, in order to avoid dilution of their interest in our Company resulting from the $2 million financing transaction described earlier. The Board believes that these grants are necessary to continue to incentivize our employees and align their interests with those of our stockholders, and therefore in the best interests of our Company and stockholders. All of these options are exercisable at a price per share of $0.42, the fair market value of the Common Stock on the date of grant. In April 2002, we awarded 10,000 shares of Common Stock to Dr. Michael R. Golding, at an exercise price of $0.51 per share, upon his election as a director of our Company, subject to stockholder approval of the Equity Incentive Plan. All these non-employee director and observer options vest over a two-year period. The employee options vest over a five-year period with 20% vesting at the first anniversary of the grant date and 80% vesting monthly over the remaining four years, with the exception of options to David W. Head, which vest ratably on a monthly basis over four years consistent with his prior option grant. Approval of the Equity Incentive Plan will ratify these supplemental grants to each of the persons named above.

   The following table identifies the aggregate number and dollar value of options granted pursuant to the Equity Incentive Plan to (i) each of our executive officers, (ii) our executive officers as a group, (iii) our non-employee directors as a group and (iv) our employees who are not executives as a group as of April 15, 2002 (subject to stockholder approval of the Equity Incentive Plan).

                            NEW PLAN BENEFITS TABLE

          Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan

                                              Dollar    Number
                            Name             Value ($) of Units
                            ----             --------- --------
                David W. Head............... $302,400  720,000
                Warren R. Nelson............ $ 66,353  157,984
                John R. Ritchey............. $ 50,400  120,000
                Executive Group............. $419,153  997,984
                Non-employee Director Group. $ 34,500   80,000
                Non-executive Employee Group $ 77,280  184,000

Federal Income Tax Consequences

   The following is a brief description of the material U.S. federal income tax consequences generally arising with respect to options granted under the Equity Incentive Plan.

   In general, the grant of an option will have no income tax consequences to the recipient or us. Upon the exercise of an option, other than an incentive stock option, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock subject to the option on the date of exercise over the exercise price for such shares (i.e., the option spread), and we generally will be entitled to a corresponding tax deduction in the same amount. Upon the sale of the shares of Common Stock acquired pursuant to the exercise of an option, the recipient will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income recognized on the exercise.

   A recipient generally will not recognize ordinary income upon the exercise of an incentive stock option (although, on exercise, the option spread is an item of tax preference income potentially subject to the alternative minimum tax) and we will not receive any deduction. If the stock acquired upon exercise of an incentive stock option is sold or otherwise disposed of within two years from the grant date or within one year from the exercise date, then gain realized on the sale generally is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had not been an incentive stock option, and we generally will be entitled to a corresponding deduction in the same amount. Any remaining gain is treated as capital gain.

   If the shares acquired upon the exercise of an incentive stock option are held for at least two years from the grant date and one year from the exercise date and the recipient is continuously employed by us from the grant date until at least the date three months prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and we will not receive any deduction.

What is the vote required to approve Proposal No. 2?

   The affirmative vote of the holders of a majority of our shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the adoption of the Equity Incentive Plan. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted in connection with the Equity Incentive Plan proposal (commonly referred to as "abstentions") has the same legal effect as a vote "against" the proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the proposal.

What does the Board recommend?

   We believe that approval of the Equity Incentive Plan will serve the best interests of our Company and stockholders by permitting the Committee to continue to exercise the needed flexibility in the administration of our stock option and incentive plans and the granting of stock options and other incentive awards. In addition, we believe that the ability to grant options and other incentive awards will help us attract, motivate and retain key employees who are in a position to contribute to the successful conduct of the business and affairs of our Company as well as stimulate in such individuals an increased desire to render greater service to Shells. Currently, 160,875 shares of Common Stock remain available for issuance under our two existing employee option plans. We do not believe the remaining shares which are available for issuance under these plans is adequate to allow us to continue to meet our long-term incentive compensation needs.

   THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF OUR COMPANY AND STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSAL.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

Who are our Independent Auditors?

   The firm of Kirkland, Russ, Murphy & Tapp, P.A. audited and issued a report on our financial statements for the fiscal years ended December 31, 2000 and December 30, 2001. The decision to engage Kirkland Russ as our independent accountants was recommended by the Audit Committee of our Board of Directors and approved by the Board. Prior to its engagement, we did not consult Kirkland Russ regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K of the federal securities laws. A representative of Kirkland Russ is expected to be available to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he or she desires to do so.

   On September 13, 2000, Deloitte & Touche LLP was dismissed from its role as our independent accountants. This decision was recommended and approved by our Audit Committee and Board of Directors. Deloitte's reports on our financial statements for the years ended January 2, 2000 and January 3, 1999 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   In connection with the audits of our financial statements for each of the two fiscal years ended January 2, 2000 and January 3, 1999 and during the interim periods preceding the dismissal, there were no disagreements between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte would have caused it to make reference to the subject matter of the disagreement in connection with its report. At our request, Deloitte furnished us with a letter stating it agreed with the statements contained in this and the immediately preceding paragraph.

What were our audit fees for fiscal 2001?

   For the fiscal year ended December 30, 2001, fees for professional services performed by Kirkland Russ were as follows:

      Audit Fees.................................................. $37,000
      Financial Information Systems Design and Implementation Fees       0
      All Other Fees..............................................  42,400
                                                                   -------
         Total.................................................... $79,400
                                                                   =======

   The Audit Committee of the Board of Directors has considered whether the performance and services related to "All Other Fees" is compatible with maintaining the independence of Kirkland Russ.

                                 OTHER MATTERS

When are stockholders proposals for the 2003 Annual Meeting due?

   We anticipate that the 2003 Annual Meeting of Stockholders will be held in our second financial quarter. To be considered for inclusion in the proxy statement for the 2003 Annual Meeting, each stockholder proposal must be received by us no later than December 21, 2002. However, in the event the 2003 Annual Meeting of Stockholders is to be held at a later date, then stockholder proposals will be accepted until a reasonable time before the date we begin to print and distribute the proxy materials.

   We know of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

   The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          /s/ Warren R. Nelson
                                          Warren R. Nelson
                                          Secretary

Dated: April 22, 2002

                   A COPY OF OUR ANNUAL REPORT ON FORM 10-K

                WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER

                        REQUESTING IT IN WRITING FROM:

                       SHELLS SEAFOOD RESTAURANTS, INC.

                    16313 N. DALE MABRY HIGHWAY, SUITE 100

                             TAMPA, FLORIDA 33618

                             ATTENTION: SECRETARY

                                                                     Appendix A

                       SHELLS SEAFOOD RESTAURANTS, INC.

                          2002 EQUITY INCENTIVE PLAN

   1. Purpose. The purpose of the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan (the "Plan") is to establish a flexible vehicle through which Shells Seafood Restaurants, Inc., a Delaware corporation (the "Company"), can offer equity-based compensation incentives to eligible personnel of the Company or any one or more of its subsidiaries, affiliates or associated entities in order to attract, retain and motivate such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

   2. Types of Awards. Awards under the Plan may be in the form of (a) options to purchase shares of the Company's common stock, $.01 par value per share ("Common Stock"), including options intended to qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as Incentive Stock Options ("Non Qualified Stock Options"), (b) restricted shares of Common Stock, (c) restricted stock units, and (d) other equity-based awards related to shares of Common Stock, including stock appreciation rights and dividend equivalents, which the Committee (as defined below) determines to be consistent with the purposes of the Plan.

   3.  Administration.

   (a) Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee or subcommittee thereof (the "Committee") appointed by the Board, provided however that, to the extent permitted by applicable law, the Board may, in its sole discretion, delegate to an executive officer or officers of the Company the authority to grant a specified number of options under the Plan, on such terms and conditions as the Board shall establish from time to time, to employees or consultants of the Company or its subsidiaries or affiliates who are not officers or directors of the Company. If a Committee is appointed, then, unless the Board determines otherwise, its members shall consist solely of two (2) or more individuals who qualify as "non-employee directors" under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as "outside directors" under Section 162(m) of the Code. If for any reason the Committee does not satisfy the "non-employee director" requirements of Rule 16b-3 or the "outside director" requirements of Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. To the extent that the Plan is administered by the Board, the Board shall have all the authority and responsibility granted to the Committee herein.

   (b) Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom awards shall be made under the Plan, (ii) make awards to such persons and prescribe the terms and conditions of such awards, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan,
(iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend any outstanding award in any respect, including, without limitation, to accelerate the time or times at which the award becomes vested, unrestricted or may be exercised, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. All decisions of the Committee pursuant to the provisions of the Plan, including questions of construction, interpretation and administration, shall be final, conclusive and binding on all persons.

(a) Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability
     (including any sum paid in settlement of a claim with the approval of the Board), damage and expense
     (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent it shall be judicially determined, and from which no appeal is available, that any such loss, cost, liability, damage or expense is attributable to such person's fraud or willful misconduct.

   4.  Share Limitations.

   (a) Aggregate Award Limitation. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan is 1,850,000. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (i) shares covered by the unexercised portion of an option or stock appreciation right that terminates, expires or is canceled, (ii) shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, (iii) shares represented by restricted stock units or other-equity based awards that are forfeited, canceled or otherwise terminated, and (iv) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

   (b) Individual Award Limitation. Subject to adjustment pursuant to Section 12 of the Plan, the maximum number of shares of Common Stock with respect to which options or other awards may be granted under the Plan to any employee during any calendar year shall be 800,000.

   5. Eligibility. Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for, or contribute value to, the Company or any one or more of its subsidiaries, affiliates or associated entities, all as the Committee may select. In making awards under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, the potential recipient's previous and/or expected future contributions to the business of the Company or any one or more of its subsidiaries, affiliates or associated entities and such other factors as the Committee deems relevant under the circumstances.

   6. Stock Options. Subject to the provisions of the Plan, the Committee may grant options to eligible personnel upon such terms and conditions, as the Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

   (a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the par value per share on the date of grant, provided that, in the case of an Incentive Stock Option, the exercise price may not be less than the Fair Market Value per share on the date of grant (or, in the case of an Incentive Stock Option granted to an optionee who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a "subsidiary" or "parent" of the Company within the meaning of Section 424 of the Code, 110% of such Fair Market Value).

   (b) Term of Options. No option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the option is granted (or, in the case of an Incentive Stock Option granted to a ten percent (10%) stockholder within the meaning of Section 424 of the Code, five (5) years).

   (c) Normal Vesting of Options. The Committee may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option, as it deems appropriate. Unless the Committee determines otherwise, an option will become vested and exercisable in annual one-third increments on the first, second and third anniversaries of the date hereof, subject to the optionee remaining in the continuous employment or other service with the Company or any one or more of its subsidiaries, affiliates or associated entities (collectively, the "Company Group"), all as determined by the Committee, following the date of grant.

   (d) Accelerated Vesting of Options upon a Change in Control. Except as otherwise determined by the Committee or as provided in a stock option agreement, if there occurs a Change in Control of the Company (as defined in Section 6(d)(iii) below), an optionee's right to exercise an option shall accelerate as follows:

      (i) If the optionee is not offered a Comparable Position (as defined in Section 6(d)(iv) below) with the Company Group (or a successor thereto) following the Change in Control, the option shall immediately become vested and exercisable in full; or

      (ii) If the optionee is offered a Comparable Position with the Company Group (or a successor thereto) following the Change in Control, (A) the option shall immediately become vested and exercisable with respect to one-half of the shares of Common Stock for which the option is not vested and exercisable immediately prior to the Change in Control (in addition to those shares for which the option is otherwise vested and exerciseable immediately prior to such Change in Control), and (B) if the optionee accepts such Comparable Position with the Company Group (or a successor thereto) following the Change in Control and remains in continuous employment or other service with the Company Group (or a successor thereto) through the first anniversary of the Change in Control (or through such earlier date, if any, as is requested by the Company Group (or successor thereto) or as may be determined by the Committee in its sole discretion), the option, to the extent not already vested and exerciseable, shall become vested and exercisable in full on such first anniversary (or earlier) date. In no event shall the provisions of this Section 6(d) be construed as extending the dates on which an option (or any portion thereof) would otherwise become vested and exercisable pursuant to Section 6(c) above.

      (iii) A "Change in Control" of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger own not less than fifty percent (50%) of the total voting power of the surviving corporation immediately after the consolidation or merger, or
   (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets, (2) the Company's stockholders approve any plan or proposal for the complete liquidation or dissolution of the Company, (3) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who, at the time of the execution of this Agreement, does not own (of record or beneficially) five percent (5%) or more of the Company's Common Stock, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (4) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority of the Board of Directors, unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      (iv) A "Comparable Position" shall mean a position that has the same or better overall working conditions or terms of employment or other service as in effect immediately prior to the Change in Control; provided, however, that a diminution of responsibilities or authority, without more, subsequent to the Change in Control shall not be classified as a change in employment or other service which is not to a Comparable Position.

      (v) Notwithstanding the provisions of Section 9(a)(ii) of the Plan, upon any purported termination for Cause (as defined in Section 9(a)(ii) of the Plan) following a Change in Control, the determination of whether "Cause" exists shall be made by a majority of the Board or Committee members then serving on the Company Group Board or Committee who were also serving on the Board or Committee prior to the Change in Control, or if none, by a majority of either such persons who served as Board or Committee members immediately prior to the Change in Control. Similar rules shall apply, if applicable, to the determination of whether a position is a "Comparable Position."

        (e) Method of Exercise. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an option may be exercised by transmitting to the Company (vi) a notice specifying the number of shares to be purchased and (vii) payment of the aggregate exercise price of the shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 13 of the Plan, as determined by the Committee. As determined by the Committee, in its sole discretion, payment of the exercise price of an option in whole or in part may also be made (1) if the Common Stock is publicly traded, by means of any cashless exercise procedure approved by the Committee, (2) in the form of unrestricted shares of Common Stock which, (x) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, (3) any other form of consideration approved by the Committee and permitted by applicable law or (4) any combination of the foregoing.

   (f) Loans. The Company or any one or more of its subsidiaries, affiliates or associated entities may make loans available to optionees for the payment of the exercise price of outstanding options. Such loans shall i) be evidenced by promissory notes entered into by the optionee in favor of the Company or any one or more of its subsidiaries, affiliates or associated entities, ii) bear interest at a fair interest rate as of the date of exercise as determined by the Committee, iii) be subject to such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, and iv) be subject to the approval of the Committee. Unless the Committee determines otherwise, when a loan is made, shares of Common Stock having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the optionee to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its sole discretion; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

   (g) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such shares are issued.

   (h) Buy Out and Settlement. The Committee, on behalf of the Company, may at any time offer to buy out any outstanding option on such terms and conditions, as the Committee shall establish.

   7. Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock and/or restricted stock units tied to shares of Common Stock to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock or restricted stock unit award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

   (a) Purchase Price. The purchase price payable for shares of restricted stock and for shares issued pursuant to the settlement of a restricted stock unit may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock. In the sole discretion of the Committee, loans may be made to a recipient in connection with the purchase of restricted stock under substantially the same terms and conditions as provided in Section 6(e) of the Plan with respect to the exercise of options.

   (b) Restrictions and Vesting. The Committee may establish such conditions and restrictions on the vesting of restricted stock and restricted stock units and on the issuance of shares of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose.

   (c) Rights as a Stockholder. The holder of restricted stock units awarded under the Plan shall have only the rights of a general unsecured creditor of the Company and shall have no rights as a stockholder with respect to the shares of Common Stock referenced by such units until such shares are issued in the name of the holder following the satisfaction or expiration of the vesting and other conditions and restrictions applicable to such units. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose.

   (d) Stock Certificates for Restricted Stock. Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company's stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock, including, without limitation, a requirement that the grantee deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

   (e) Lapse of Restrictions. If and when the vesting conditions and other restrictions applicable to a restricted stock or restricted stock unit award are satisfied or expire, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

   8. Other Equity-Based Awards. The Committee may grant other types of equity-based awards, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of stock appreciation rights or dividend equivalents, in such amounts and subject to such terms and conditions as the Committee shall determine. Such awards may entail the transfer of actual shares of Common Stock to recipients, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States.

   9. Termination of Employment or other Service. Unless otherwise determined by the Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to awards held by a recipient at the time of his or her termination of employment or other service with the Company Group:

   (a)  Stock Options and Stock Appreciation Rights.

      (i) Termination by Reason of Death or Disability. If a recipient's employment or other service with the Company Group is terminated due to his or her death or Disability (as hereinafter defined), then (1) any portion of an option or stock appreciation right that is exercisable on the date of termination shall remain exercisable by the recipient (or, in the event of death, the recipient's beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the recipient dies during such one-year period, then the deceased recipient's beneficiary may exercise the option or stock appreciation right, to the extent exercisable by the deceased recipient immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term thereof, and (2) any portion of an option or stock appreciation right that is not exercisable on the date of termination shall thereupon terminate. "Disability" means, unless otherwise determined by the Committee at any time, a recipient's inability to perform the customary duties of his or her employment or other service for the Company Group by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

      (ii) Termination for Cause. If a recipient's employment or other service is terminated by the Company Group for Cause (as hereinafter defined), then, notwithstanding anything to the contrary contained herein, any option or stock appreciation right held by the recipient (whether or not otherwise exercisable) shall immediately terminate and cease to be exercisable. A termination for "Cause" means (1) in the case where there is no employment or consulting agreement between the recipient and the Company Group or where such an agreement exists but does not define "cause" (or words of like import), a termination classified by the Company Group, in its sole discretion, as a termination due to the recipient's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (2) in the case where there is an employment or consulting agreement between the recipient and the Company Group that does define "cause" (or words of like import), a termination that is or would be deemed for "cause" (or words of like import) as classified by the Company Group, in its sole discretion, under such agreement.

      (ii) Other Termination. If a recipient's employment or other service with the Company Group terminates for any other reason (other than those described in Section 9(a)(i) or 9(a)(ii) above) or no reason, then: (1) any portion of an option or stock appreciation right that is exercisable on the date of termination shall remain exercisable by the recipient during the ninety (90) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) any portion of an option or stock appreciation right that is not exercisable on the date of termination shall thereupon terminate.

   (b) Restricted Stock, Restricted Stock Units and Other-Equity Based Awards. Unless otherwise determined by the Committee, upon the termination of a recipient's employment or other service for any reason (including, without limitation, death or Disability) or no reason, any shares of restricted stock, restricted stock units or other equity-based awards (other than stock options and stock appreciation rights) which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be canceled.

   10. Fair Market Value. For purposes of the Plan, "Fair Market Value" on any date shall be equal to the closing sale price per share as published by a national securities exchange or NASDAQ National Market on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange or NASDAQ National Market on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or NASDAQ National Market or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

   11. Non-Transferability. No stock option or stock appreciation right granted under the Plan shall be transferable by the recipient other than upon the recipient's death to a beneficiary designated by the recipient in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the recipient, pursuant to the recipient's will or by the laws of descent and distribution. All stock options and stock appreciation rights shall be exercisable during the recipient's lifetime only by the recipient (or, in the event of the recipient's incapacity, his or her guardian or legal representative). Shares of restricted stock and restricted stock units may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by law or the provisions hereof or the applicable award agreement or instrument, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non Qualified Stock Option is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

   12. Adjustments Upon Changes in Capitalization. Upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company (a "Change in Capitalization"), an equitable substitution or adjustment may be made in (a) the aggregate number and/or kind of shares reserved for issuance under the Plan, (b) the maximum number and/or kind of shares with respect to which options or other awards may be granted under the Plan to any employee during any calendar year, (c) the kind, number and/or exercise price of shares or other property subject to outstanding options granted under the Plan, and (d) the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock, restricted stock units, stock appreciation rights, dividend equivalents and other equity-based awards granted under the Plan, in each case as may be determined by the Committee, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole discretion, on a case by case basis, for the cancellation of any outstanding
(i) in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options, by the exercise price thereof, or (ii) for no consideration, in the case (and to the extent) of awards which are not otherwise then vested or exerciseable. In the event of any adjustment in the number of shares covered by any award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such award shall cover only the number of full shares resulting from the adjustment. All adjustments under this Section 12 shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

   13. Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company Group relating to an award, (a) the Company Group may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or

(b) the Company Group shall be entitled to require that the grantee remit cash to the Company Group (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable award agreement provides otherwise, at the discretion of the Committee, the grantee may satisfy the withholding obligation described under this Section 13 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

   14. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 14 of the Plan, any amendment which would increase the number of shares of Common Stock for which awards may be granted under the Plan or modify the class of employees eligible to receive awards under the Plan shall be subject to the approval of the Company's stockholders to the extent such approval is necessary or desireable to comply with applicable law or listing requirements. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that no amendment, which would affect adversely the rights of the holder of any outstanding award, may be made without the consent of such holder.

   15.  General Provisions.

   (a) Compliance with Law. Shares of Common Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   (b) Investment Representation. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

   (c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

   (d) No Employment or other Service Rights. Nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with the Company or any of its subsidiaries, affiliates or associated entities, or interfere in any way with the right of the Company or any one or more of its subsidiaries, affiliates or associated entities at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other service with the Company and its subsidiaries, affiliates and associated entities.

   (e) Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

   16. Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

   17. Term of the Plan. The Plan shall become effective upon its adoption by the Board, subject to approval by the stockholders of the Company within twelve
(12) months of the date of such adoption. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan (as then in effect or thereafter amended).

                       SHELLS SEAFOOD RESTAURANTS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 21, 2002

   David W. Head and Warren R. Nelson, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Shells Seafood Restaurants, Inc. held of record by the undersigned on April 17, 2002, at the Annual Meeting of Stockholders to be held at 2:00 p.m., Tuesday, May 21, 2002, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York, and at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.
   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ALL LISTED NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL NO. 2.
   Proposal No. 1--Election of Directors--Nominees are:
   Philip R. Chapman, David W. Head, J. Stephen Gardner, John N. Giordano, Michael R. Golding, Christopher D. Illick and Thomas R. Newkirk.
           [_]  FOR                        [_]  WITHHOLD AUTHORITY
           all listed nominees (except do not vote
           for the nominee(s) whose name(s)
           appear(s) below):

--------------------------------------------------------------------------------
   Proposal No. 2--Adoption of the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan.
   [_]  FOR                             [_]  AGAINST
                            [_]  ABSTAIN
                 (Continued and to be signed on reverse side)

                          (Continued from other side)

   Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

   IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signer is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated: ________________, 2002

                                          _____________________________________
                                                       (Signature)

                                          _____________________________________
                                               (Signature if held jointly)

                                          The above-signed acknowledges receipt
                                          of the Notice of Annual Meeting of
                                          Stockholders and the Proxy Statement
                                          furnished therewith.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED, PREPAID ENVELOPE.